STOCK PURCHASE AGREEMENT



         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of September 7, 1997 by and among Cylink Corporation, a California corporation (the "Purchaser"), Algorithmic Research Ltd., a limited liability company organized and existing under the laws of the State of Israel (the "Company"), and A.R. Data Security Ltd., a limited liability company organized and existing under the laws of the State of Israel (the "Seller").


                                    RECITALS


A. The Seller and Algart Holdings Ltd., a limited liability company organized and existing under the laws of the State of Israel and a wholly owned subsidiary of the Seller ("Holdings"), are the sole shareholders of the Company.


B. The Seller desires to sell and the Purchaser desires to purchase (i) all of the issued and outstanding shares of the Company that are owned by the Seller, and (ii) all of the issued and outstanding shares of Holdings, in accordance with the terms and conditions set forth in this Agreement, so that, upon consummation of the transactions herein contemplated, the Purchaser shall directly, or indirectly through Holdings, own all of the issued and outstanding shares of the Company.



                                    AGREEMENT

         In consideration of the agreements, provisions and covenants set forth below, the Purchaser, the Company and the Seller hereby agree as follows:

                                   ARTICLE I

                                PURCHASE AND SALE


     1.1. Purchase and Sale of Stock. Subject to the terms and conditions set forth below, on the Closing Date (as defined below), the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller: (a) 81,749 ordinary shares of the Company, NIS 0.10 nominal value per share, representing all of the ordinary shares of the Company that are owned by the Seller (said 81,749 ordinary shares of the Company being referred to herein as the "Transferred Company Shares"), and (b) 81,749 ordinary shares of Holdings, NIS
0.10 nominal value per share, representing all of the outstanding ordinary shares of Holdings (the "Holdings Shares").


     1.2. Purchase Price.


          (a) The aggregate consideration payable by the Purchaser for the Transferred Company Shares and the Holdings Shares shall consist of (i) U.S. $40,686,972 in cash, and (ii) 2,593,169 newly issued shares of the common stock, $.01 par value per share, of the Purchaser

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(the  "Purchaser  Common  Stock"),  as adjusted as appropriate for stock splits, stock dividends and other changes to Purchaser Common Stock effected during the period from the date hereof through the Closing Date.

          (b) Any transfer taxes, stamp duties or other similar taxes or duties incurred by the Seller, Holdings or the Purchaser in connection with the transfer of the Transferred Company Shares or the Holdings Shares to the Purchaser shall be borne and paid one half by the Seller and one half by the Purchaser.


     1.3.     Exemption from Registration and Qualification.

          (a) The shares of Purchaser Common Stock to be issued in connection with this Agreement will be exempt from registration under Regulation S of the Securities Act of 1933, as amended (the "Securities Act"), and exempt from qualification under the California Corporations Code.


          (b) Certificates representing those shares of Purchaser Common Stock to be issued to the Seller pursuant to this Agreement will bear legends describing certain of the applicable restrictions on transferability set forth in Regulation S of the Securities Act and related stop-transfer instructions will be placed on such shares of Purchaser Common Stock by Purchaser or its duly appointed transfer agent and registrar. The Purchaser agrees that the restrictive Regulation S legend and stop-transfer instructions referred to herein will be removed upon the request of the Seller or the respective Parent
Shareholders (as defined below) at the end of the applicable restricted period as set forth in Regulation S (which is forty (40) days from the Closing Date).

     1.4.     Closing.

          (a) Unless this Agreement shall theretofore have been terminated pursuant to the provisions of Article X hereof, subject to the terms and conditions set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place in Tel Aviv, Israel, at 12:00 p.m. local time on September 8, 1997 or at such other time, date and place as the parties may mutually agree in writing (the date on which the Closing takes place being referred to herein as the "Closing Date").

          (b) At the Closing: (i) the Seller shall deliver to the Purchaser the certificates (if any) representing the Transferred Company Shares and the Holdings Shares, properly endorsed in favor of the Purchaser for transfer or accompanied by a duly executed share transfer deed; and (ii) the Purchaser shall
(A) pay to the Seller the cash amount referred to in Section 1.2(a)(i) hereof, by wire transfer in immediately available (U.S. dollar) funds, to a bank account designated by the Seller, (B) issue and deliver to the Seller a certificate representing 1,320,869 shares of Purchaser Common Stock, and (C) issue in the name of and deliver to Hambrecht & Quist LLC (the "Escrow Agent") a certificate representing 1,272,300 shares of Purchaser Common Stock (the "Escrow Shares"), to be held in accordance with that certain Escrow Agreement to be entered into at the Closing as contemplated by Sections 7.5 and 8.4 hereof (the "Escrow Agreement"). In addition, all other actions shall be taken and all other documents shall be delivered that are necessary to consummate

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the  transactions  contemplated  by this Agreement  (other than such actions and documents as are to be taken or delivered at another date, as specifically provided in this Agreement).

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                                   ARTICLE II


                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller hereby represents and warrants to the Purchaser, except as otherwise set forth in the Disclosure Schedule being furnished by the Seller to the Purchaser simultaneously with the execution and delivery of this Agreement (the "Company Schedule"), or as disclosed or otherwise described in any of the documents listed or set forth in the Company Schedule or this Article II, as follows:

     2.1. Title to Ordinary Shares. The Seller is the record and beneficial owner of the Transferred Company Shares and the Holdings Shares, and the Seller holds title to the Transferred Company Shares and the Holdings Shares free and clear of all liens, pledges, charges, encumbrances, security interests, restrictive agreements or assessments (other than restrictions on transferability generally imposed on securities under applicable securities laws).

     2.2. Organization of the Company and Holdings. Each of the Company and Holdings is a limited liability private company duly organized and validly existing under the laws of the State of Israel and has full power and authority to carry on its business as now conducted, and to own its assets. Each of the Company and Holdings is duly qualified to do business and is in good standing (with respect to jurisdictions which recognize such concept) in the jurisdictions set forth in Schedule 2.2 of the Company Schedule, which are the only jurisdictions in which the Company or Holdings, as the case may be, is required to be qualified in order to carry on its business, and is duly authorized, and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner presently conducted, except for qualifications, authorizations or licenses for which the failure to obtain, if required, would not have a Material Adverse Effect on the Company. Each of the Company and Holdings has heretofore made available to the Purchaser true and complete copies of its Memorandum of Association and its Articles of Association registered with the Registrar of Companies, as in effect on the date hereof. The minute books of each of the Company and Holdings contain substantially accurate records of all resolutions adopted and other actions taken by the Company's Board of Directors, all committees of its Board of Directors, and its shareholders from the date of its incorporation to the date of this Agreement.

     2.3. Nonviolation. The consummation by the Seller and the Company of the stock sale contemplated by this Agreement will not (a) violate or conflict with the Memorandum of Association or Articles of Association, or similar instrument, of the Company or any Subsidiary (as defined below), (b) except as set forth in this Agreement, require the Seller, the Company or any Subsidiary to obtain the consent, approval or authorization of any governmental or quasi-governmental person or entity prior to the Closing, except where the failure to obtain such consent, approval or authorization would not have a Material Adverse Effect on the Company, or (c) give rise to a right to terminate by the other party thereto or result in a breach of the terms or conditions of, or constitute a default under, or violate, as the case may be, any Listed Agreement (as defined below), except for any such termination, breach, default or violation which would not have a Material Adverse Effect on the Company.

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

     2.4. Authority for Agreement. All corporate and other proceedings required to be taken by or on behalf of the Company and the Seller to authorize the Company and the Seller to enter into and carry out this Agreement have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and the Seller and is valid and binding upon the Company and the Seller, subject as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     2.5. Capitalization. The authorized capital of the Company consists of 200,000 ordinary shares, NIS .010 nominal value per share, of which 120,519 shares are issued and outstanding. All of such issued and outstanding ordinary shares of the Company have been legally and validly issued and are fully paid and nonassessable. Of such 120,519 ordinary shares, the Seller and Holdings own 81,749 and 38,770 shares, respectively, and there is no other shareholder of the Company.


     2.6. Options, Warrants, Etc. There are no outstanding options, warrants, rights, calls, commitments or agreements calling for the issuance or transfer, sale or disposition by the Company or any Subsidiary of any shares, issued or unissued, of the capital stock of the Company or any Subsidiary, or of any securities convertible or exchangeable, actually or contingently, into any such capital stock, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound.


     2.7. Officers and Directors. Schedule 2.7 of the Company Schedule contains a complete and correct list of the names and home addresses of all officers and directors of the Company, Holdings and each of the Subsidiaries.

     2.8. Subsidiaries. Schedule 2.8 of the Company Schedule provides a complete list of all of the subsidiaries of the Company (the "Subsidiaries"), the respective jurisdictions of their incorporation and the percentage and numbers of their outstanding shares owned by the Company, or any other person, firm or corporation. For purposes of this Agreement, any corporation of which the Company, directly or indirectly, through other corporations or otherwise, owns 50% or more of the outstanding capital stock shall be deemed to be a Subsidiary. Each of the Subsidiaries is qualified to do business in the jurisdictions set forth in Schedule 2.8 of the Company Schedule which are the only jurisdictions in which each such Subsidiary is required to be qualified in order to carry on its business, and is duly authorized, and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner presently conducted, except for authorizations, qualifications or licenses for which the failure to obtain, if required, would not have a Material Adverse Effect on the Company. The outstanding shares of capital stock of each of the Subsidiaries are validly issued, fully paid and non-assessable, and all of such outstanding shares of each of the Subsidiaries are owned by the Company or another Subsidiary (or their nominees) free of any claims, liens, charges or encumbrances of any nature whatsoever (other than any claims, liens, charges or encumbrances imposed under applicable securities laws). Each of the Subsidiaries is duly organized and validly existing in good standing (with respect to jurisdictions which recognize such concept) under the

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laws of the  jurisdiction of its  organization and has the power to carry on its business as now conducted and to own its assets. The Company has made available to the Purchaser true and complete copies of the Certificate of Incorporation (or similar instrument) and By-Laws (or similar instrument) of each Subsidiary, as in effect on the date hereof. The minute books of each Subsidiary contain substantially accurate records of all resolutions adopted and other actions taken by its Board of Directors and its shareholders between the time of its incorporation and the date of this Agreement. Neither the Company nor any Subsidiary has any investments in any corporation or other entity, except for short-term investments in certificates of deposit, and other deposits and debt obligations with a maturity of not more than 180 days.

     2.9. Grants, Incentives and Subsidies. Schedule 2.9 of the Company Schedule provides a complete list of all material grants, incentives and subsidies from the Government of the State of Israel or any agency thereof or any quasi-public agency made specifically to the Company, any Subsidiary or Holdings, with respect to which the Company, any Subsidiary or Holdings has material continuing obligations ("Grants") , including, without limitation, (i) Grants from the Investment Center of the Ministry of Industry and Trade (the "Investment Center"), (ii) Grants from the office of the Chief Scientist of the Ministry of Industry and Trade (the "Chief Scientist") and (iii) Grants from the Fund for Encouragement of Export. The Company is in compliance, in all material respects, with the terms and conditions of the Grants and has duly fulfilled, in all material respects, all the undertakings relating thereto and all conditions imposed by law or regulation with respect thereto, including, without limitation, Section A of the Law for The Encouragement of Industry, Research and Development, except where the failure to be in compliance or to fulfill such undertakings or conditions would not have a Material Adverse Effect on the Company. To the knowledge of the Company, no event has occurred which would reasonably be expected to lead to the annulment or material limitation of any of the Grants.

     2.10. Financial Statements. The audited consolidated financial statements of the Seller and its consolidated subsidiaries for each of the years in the two year period ended December 31, 1996, together with the notes thereto and the reports and opinions thereon of Kost, Levary and Forer (the "Audited
Consolidated Financial Statements"), and the unaudited consolidated financial statements of the Seller and its consolidated subsidiaries for the six months ended June 30, 1997 and the notes thereto (the "Unaudited Consolidated Financial Statements"), all of which have previously been delivered to the Purchaser, fairly present the consolidated financial position of the Seller and its consolidated subsidiaries, as of the respective dates thereof and the consolidated results of their operations for the periods indicated, and were prepared in conformity with Israel generally accepted accounting principles consistently applied throughout the periods covered thereby except as specifically indicated therein (subject, in the case of unaudited statements, to normal recurring audit adjustments not material in scope or amount and except that the footnotes contained in the unaudited statements may not satisfy the requirements applicable to the preparation of footnotes under Israel generally accepted accounting principles).(The Audited Consolidated Financial Statements and the Unaudited

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Consolidated Financial Statements are referred to collectively as the "Financial
Statements.") As of June 30, 1997, except for the Transferred Company Shares and the Holdings Shares, the Seller had no assets of the type required to be reflected in the assets column of an unconsolidated balance sheet prepared in accordance with Israel generally accepted accounting principles.

     2.11.  Actions  Since  June  30,  1997.  Except  (a) as  reflected  in,  or contemplated by, the Financial Statements or (b) as otherwise expressly set forth in or contemplated by this Agreement or in the Exhibits hereto or in the Company Schedule since June 30, 1997, neither the Company nor any Subsidiary has: (i) issued or sold, or agreed to issue or sell, or purchased, or agreed to purchase, any of its equity shares or securities convertible or exchangeable into such equity shares, or any options, warrants, rights or calls to purchase such equity shares, or other corporate securities; (ii) incurred any material obligation or material liability, absolute or contingent, of the type and magnitude required to be reflected in the liabilities column of a consolidated balance sheet of the Company prepared in accordance with Israel generally accepted accounting principles except in the ordinary and usual course of business; (iii) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability other than liabilities as at June 30, 1997, except in the ordinary and usual course of business; (iv) entered into, or modified in any material respect, any employment or consulting agreement (other than its agreement with Hambrecht & Quist LLC), or made any wage or salary increases or granted any bonuses to its employees, except those made or granted in the ordinary and usual course of business; (v) mortgaged, pledged or subjected to lien or other encumbrance ("Encumbrance") any of its material properties or assets (other than (w) Encumbrances arising under or relating to any license agreement to which the Company or any of the Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, (x) liens for current taxes or other governmental charges or levies not yet due, or for taxes or other governmental charges or levies being protested in good faith, (y) Encumbrances arising from municipal and zoning ordinances and easements for public utilities, and (z) such imperfections in the title to the assets and properties of the Company and its Subsidiaries and Encumbrances, if any, as do not materially detract from the value, or materially interfere with the present or continued use, of such assets or properties, or otherwise materially impair the business or operations of the Company and its Subsidiaries (Encumbrances of the type referred to in clauses "(w)," "(x)," "(y)," and "(z)" of this clause "(v)" being referred to herein as "Permitted Encumbrances"));
(vi) sold, assigned or transferred any of its material properties or assets, except in the ordinary and usual course of business; (vii) entered into any material transaction not in the ordinary and usual course of business; (viii) irrevocably waived any rights of substantial value, or cancelled, modified or irrevocably waived any debts held by the Company or such Subsidiary in excess of U.S. $25,000 in the aggregate; (ix) made or incurred capital expenditures in excess of an aggregate of U.S. $200,000 (the Company and all Subsidiaries to be taken as a whole for this purpose); (x) declared, paid or set aside any dividends or other distributions or payments on its equity shares; (xi) made any loans or advances to any person or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person, except for loans and advances to employees and to unaffiliated third parties in the ordinary and usual course of business; (xii) effected any merger, consolidation, recapitalization, stock split, stock dividend, reorganization or other similar transaction affecting the equity shares of the Company; (xiii) made any illegal payments to governmental or quasi-governmental officials; or (xiv) made any payments that have not been properly reflected in the Company's books and records to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged

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in other  reciprocal  practices  that have not been  properly  reflected  in the
Company's books and records.

     2.12. Liabilities Since June 30, 1997. There are no material liabilities or obligations of the Company or any Subsidiary of the type and magnitude required to be disclosed in the liabilities column of a consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with Israel generally accepted accounting principles, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which arose or, in accordance with Israel generally accepted accounting principles, were accrued or should be accrued with respect to any period beginning after June 30, 1997 and ending on the date of this Agreement other than (i) those incurred in the ordinary and usual course of the business of the Company and its Subsidiaries, which have not had in the aggregate a Material Adverse Effect on the Company, (ii) those intercompany liabilities which are properly eliminated in consolidation, (iii) those expressly disclosed in any Exhibit hereto or in the Company Schedule, (iv) those reasonably incurred in connection with this Agreement including, without limitation, any indebtedness incurred to pay any costs and expenses arising out of the transactions contemplated by this Agreement, (v) those discharged prior to the date of this Agreement, and (vi) those covered by insurance and not otherwise having a Material Adverse Effect on the Company.

     2.13. Absence of Undisclosed Liabilities. As of June 30, 1997, there were no liabilities or obligations of the Company or its consolidated subsidiaries of the type and magnitude required to be disclosed in the liabilities column of a consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with Israel generally accepted accounting principles (whether accrued, absolute, contingent or otherwise, and whether due or to become due), which, in accordance with Israel generally accepted accounting principles, should have been accrued as of June 30, 1997, other than (i) those disclosed, or reflected as a liability or obligation, or reserved against on the Unaudited Consolidated Financial Statements, (ii) those intercompany liabilities or obligations between the Company and its Subsidiaries which are properly eliminated in consolidation, (iii) those expressly disclosed in any Exhibit hereto or in the Company Schedule, and (iv) those fully covered by insurance and not otherwise having a Material Adverse Effect on the Company.

     2.14. Litigation. There are no actions, suits, legal proceedings or governmental or quasi-governmental investigations pending against the Company or any Subsidiary before any court or governmental agency or before any arbitrator of any kind, or any order, injunction or decree outstanding against the Company or any Subsidiary and, to the knowledge of the Company, no person has since January 1, 1996 threatened orally (to any officer or director of the Company) or in writing to commence any action, suit or legal proceeding against the Company or any Subsidiary or against or relating to their property, assets or business, that in any such case would reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary is in violation of any applicable law, regulation, ordinance, order, injunction, decree, award or other requirement of any governmental or quasi-governmental body, court, or arbitrator relating to its property, assets, or business, except for any violation that would not have a Material Adverse Effect on the Company.

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     2.15.  Permits.   The  Company  and  its  Subsidiaries  have  all  material
governmental permits, licenses, orders, approvals, franchises and other rights and privileges necessary (including, without limitation, approvals from the Ministry of Defense and any other relevant governmental agency relating to the development, sale and export of cryptography technology) in order for them to carry on their business as conducted as of the date hereof (including, without limitation, to manufacture, sell and distribute any Material Company Products that are currently being manufactured by the Company and its Subsidiaries) and to the knowledge of the Company, there are no material impediments to the obtaining of any required governmental permits, licenses, orders, approvals, franchises and other rights and privileges as to the development, sale and export of any Material Company Products under development, except in each case, such permits, licenses, orders, approvals, franchises, and other rights and privileges of which the failure to obtain, if required, would not have a Material Adverse Effect on the Company. Schedule 2.15 of the Company Schedule sets forth a list of all such material permits, licenses, orders and approvals from all Israeli and other governmental and regulatory bodies held by the Company and its Subsidiaries.

     2.16. Ownership of Assets. The Company and its Subsidiaries have good title to all of their respective owned assets and properties, tangible and intangible (including all assets reflected in the Unaudited Consolidated Financial Statements, except those disposed of in the ordinary course of business since June 30, 1997), and good title to their leasehold estates, in each case free and clear of all Encumbrances except for Permitted Encumbrances. Except as set forth in the Financial Statements, none of the material properties or assets of the Company and its Subsidiaries the value of which is reflected in the assets column of the balance sheet included in the Unaudited Consolidated Financial Statements, is held by the Company or any Subsidiary as lessee or subject to any lease or as conditional vendee under conditional sale or other title retention agreement or as optionee under any option to purchase.


     2.17. Intellectual Property.


          (a) Schedule 2.17(a)-1 of the Company Schedule lists each patent, patent application, registered trademark, trade name, registered service mark, copyright and copyright application that (i) is owned by the Company or any of its Subsidiaries as of the date of this Agreement, and (ii) provides intellectual property protection for any material component of any Material Company Product (or for any material component, module, feature or subassembly thereof) or is otherwise material to the conduct of the business of the Company and its Subsidiaries (taken as a whole) as of the date of this Agreement.
Schedule 2.17(a)-2 of the Company Schedule identifies each patent, trademark, service mark and copyright that (A) is being licensed by a third party to the Company or any of its Subsidiaries as of the date of this Agreement, (B) provides intellectual property protection for any technology or invention for which the Company cannot obtain the functional equivalent from more than one source, and (C) provides intellectual property protection for any material component of any Material Company Product (or for any material component, module, feature or subassembly thereof). Schedule 2.17(a)-2 of the Company Schedule further sets forth any such license that requires the Company or its Subsidiaries to pay any material royalties or any material fixed or variable fees or consideration for such licensing. Schedule 2.17(a)-3 of the Company
Schedule identifies each software system, software application, software module or software program, hardware component, system or product or other component, card, subassembly or part that: (1) is a material component of a Material Company Product, and (2) has been designed or developed for the Company by employees of or consultants to the Company prior to the date of this Agreement. For the purposes of this Agreement, "Company Intellectual Property" shall mean both: (i) the items listed in Schedule 2.17(a)-1 and Schedule 2.17(a)-2 of the Company Schedule (which, for purposes of this definition, shall be deemed to include any item that should have been listed on Schedule 2.17(a)-1 or Schedule 2.17(a)-2 of the Company Schedule by the terms of this Section 2.17(a) and was not so listed) and (ii) any technology, know-how, inventions or proprietary information that (x) is (or is reasonably likely to be) incorporated in, and is a material component of, a Material Company Product (or any material component, module, feature or subassembly thereof), (y) is subject to protection under applicable law as a trade secret right or equivalent intellectual property right, and (z) is owned by the Company or its Subsidiaries; and "Material Company Product" shall mean those existing and proposed products of the Company and its Subsidiaries listed on Schedule 2.17(a)-4 of the Company Schedule.

          (b) The Company Intellectual Property set forth in Schedule 2.17(a)-1 of the Company Schedule is owned by the Company or its Subsidiaries free and clear of all Encumbrances other than Permitted Encumbrances.

          (c) The sale of the Transferred Company Shares and Holding Shares by the Seller to the Purchaser under this Agreement will not cause the forfeiture or termination of any of the rights of the Company or its Subsidiaries to the Company Intellectual Property or in any way impair the right of the Company or its Subsidiaries to sell, license or dispose of, or to bring any action for the infringement of, any Company Intellectual Property or to manufacture, sell and use any Material Company Product, except for any forfeiture, termination or impairment which would not reasonably be expected to have a Material Adverse Effect on the Company.

          (d) There are no royalties, honoraria or other similar payments payable by the Company or any of its Subsidiaries to any third party for the use by the Company or any of its Subsidiaries of any Company Intellectual Property or for the manufacture, sale or use by the Company or any of its Subsidiaries of any Material Company Product, other than (i) payments to the Office of the Chief Scientist, and (ii) payments under Listed Agreements.

          (e) To the knowledge of the Company, the Company Intellectual Property that is owned by the Company, the use thereof by the Company or its Subsidiaries and the manufacture, sale or use of any Material Company Product by the Company or its Subsidiaries does not, in any case, infringe upon any U.S., Israeli or other foreign patent, trade secret, copyright, trade name or other intellectual property right of any third party. To the knowledge of the Company, no third party is infringing upon any Company Intellectual Property that is owned by the Company, except where the infringement would not reasonably be expected to have a Material Adverse Effect on the Company. The Company owns or has a valid right to use (by license, title or other right) all Company Intellectual Property that is incorporated in, and is a material component of, the Material Company Products. There is no action, suit or proceeding pending against the Company or its Subsidiaries before any court or governmental agency or before any arbitrator (and no person has since January 1, 1996 threatened orally (to an officer or director of the Company) or in a writing delivered to the Company to commence any such action, suit or proceeding against the Company or any of its Subsidiaries) contesting the validity of, or the right of the Company or any of its Subsidiaries to own, use, license or dispose of, any Company Intellectual Property or contesting the right of the Company or any of its Subsidiaries to manufacture, sell or use any Material Company Product.

     (f) The Individual Parent Shareholders (as defined below) have assigned to the Company (or have otherwise permitted the Company to acquire) all of their ownership rights (if any) in their Specified Intellectual Property (as defined below) and have not voluntarily assigned any of such ownership rights (if any) in their Specified Intellectual Property to any university or to any other third party. Without limitation of the foregoing, there are no contractual obligations binding on any of the Individual Parent Shareholders with any other employer or institute of higher education which gives rise to any meritorious claim in such employer or institute to any of the Specified Intellectual Property, except any such claim which would not reasonably be expected to have a Material Adverse Effect on the Company. For purposes of this Agreement (A) "Individual Parent Shareholders" shall mean Yossi Tulpan, Amos Fiat and Yossi Cohen, and (B) "Specified Intellectual Property" of an Individual Parent Shareholder shall mean: (i) those material patents developed by such Individual Parent Shareholder that provide intellectual property protection for any software, hardware or invention that (A) has been personally developed by such Individual Parent Shareholder, and (B) is material to the business of the Company and its Subsidiaries; and (ii) those material copyrights and trade secrets developed by such Individual Parent Shareholder that provide intellectual property protection for any software, hardware or invention that (A) relates to encryption technology, (B) has been personally developed by such Individual Parent Shareholder, and (C) is material to the business of the Company and its Subsidiaries. For purposes of the preceding sentence, any software, hardware or invention will be deemed to be "material to the business of the Company and its Subsidiaries" only if such software, hardware or invention is incorporated in, and is a material component of, any Material Company Product (or any material component, module, feature or subassembly of any such Material Company Product).

     (g) The Company has taken reasonable steps to implement a policy requiring each employee and consultant of or to the Company and its Subsidiaries that has contributed in a material respect to the development of any software, hardware, inventions, improvements, know-how or other proprietary information incorporated into a Material Company Product to enter into an agreement substantially in the form of that certain form of agreement delivered to the Purchaser, or to enter into an ageement affording comparable protection to the protection provided by such agreement delivered to the Purchaser.

     2.18. Real Estate. Schedule 2.18 of the Company Schedule sets forth a brief description of all real property which is owned by or leased to the Company or its Subsidiaries. None of the properties occupied by the Company or its Subsidiaries, or the occupancy or operation thereof by the Company or any of its Subsidiaries, is in violation of any law or any building, zoning or other ordinance, code or regulation in such a manner as to materially interfere with the use and occupancy thereof in the ordinary course of the business of the Company and its Subsidiaries. No written notice from any governmental body has been served upon the Company or any of its Subsidiaries since January 1, 1995 claiming any material violation by the Company or any of its Subsidiaries of any such law, ordinance, code or regulation, or requiring any substantial work, repairs, construction, alterations or installation be undertaken by the Company or any of its Subsidiaries on or in connection with said properties, except for notices that have been complied with or withdrawn and notices of violations that have been cured in all material respects.

     2.19. Insurance. Schedule 2.19 of the Company Schedule provides a complete list and brief description of all policies of fire, liability (including officers' and directors' liability), title, key-man life and other forms of insurance held by the Company and its Subsidiaries as of the date hereof.


     2.20. Company Taxes.


          (a) All taxes, including, without limitation, income, property, sales, use, franchise, excise, value added, capital, social security, withholding, and employees' withholding taxes imposed by the State of Israel, by any foreign country, or by any political subdivision of the State of Israel or any foreign country, which have become due and payable by the Company or any of its Subsidiaries prior to the date of this Agreement and which are material to the Company and its Subsidiaries, including any material taxes for which the Company or any of its Subsidiaries is liable under contract or other arrangement, together with any interest or penalties thereon (the "Company Taxes"), have been paid in full or adequately provided for by reserves shown on the books of account of the Company; all deposits required by law to be made by the Company and its Subsidiaries with respect to the Company Taxes have been duly made, and all material returns with respect to the Company Taxes which are levied on the basis of income have been filed with, and where indicated on Schedule 2.20.1 of the Company Schedule, have been examined by the relevant tax authorities through the fiscal years ended on or before December 31, 1996, and no extension of time for the assessment of deficiencies with respect to Company Taxes has been granted by the Company and is in effect for any fiscal year. As of June 30, 1997, neither the Company nor any Subsidiary was liable for the payment of the Company Taxes which are levied on the basis of income in any jurisdiction other than those listed on Schedules 2.2 and 2.8 of the Company Schedule. No deficiency or adjustment in respect of any of the Company Taxes has been assessed against the Company or any Subsidiary prior to the date of this Agreement and remains unpaid, other than such Company Taxes which are being contested in good faith and disclosure of which has been previously made in writing to the Purchaser, and to the knowledge of the Company there is not any proposed or threatened assessment of additional liability for Company Taxes (that remains unpaid) against the Company or any Subsidiary for any period ending prior to June 30, 1997.

          (b) Schedule 2.20.1 of the Company Schedule lists each material tax incentive (other than generally available incentives that are not specifically granted or awarded to the Company) to which the Company is entitled under the laws of the State of Israel as of the date of this Agreement, the period for which such tax incentive applies, and the nature of such tax incentive. To the knowledge of the Company, the Company has complied with all material requirements of Israeli law to be entitled to claim the tax incentives identified in Schedule 2.20.1 of the Company Schedule. To the knowledge of the Company, subject to the receipt of the approvals set forth in Section 8.3 hereof, the consummation of the stock purchase contemplated by this Agreement will not materially and adversely affect the ability of the Company to claim the benefit of any tax incentive referred to on Schedule 2.20.1 of the Company Schedule for the remaining duration of the incentive or require any recapture of any such previous incentive claimed by the Company, and no consent or approval of any governmental authority is required, other than as contemplated by Section 8.3 hereof prior to consummation of the stock purchase contemplated by this Agreement in order to preserve the entitlement of the Company to any such incentive.

     2.21. Environmental Matters. The Company and its Subsidiaries are in substantial compliance with all applicable environmental regulations and environmental standards applicable to the conduct of the business of the Company and its Subsidiaries, as the case may be (except where the failure to be in such compliance would not have a Material Adverse Effect on the Company), and there exists no unlawfully stored or maintained toxic waste or other unlawful environmental hazard that has not previously been disclosed in writing to the Purchaser and which is not reflected in the Financial Statements, which would have a Material Adverse Effect on the Company.


     2.22. Agreements and Obligations.


     (a) A "Listed Agreement" shall mean a material executory contract to which the Company or any of its Subsidiaries or Holdings is a party as of the date of this Agreement that is in one of the categories specified in the following clauses "(i)" through "(xv)" and that is not an Excluded Agreement: (i) any contract pursuant to which any Company Intellectual Property is being licensed by the Company or any of its Subsidiaries to any third party (other than (A) end-user licenses entered into in the ordinary course of business and (B) any contract entered into on terms that do not materially deviate from the Company's standard terms previously disclosed to the Purchaser), (ii) any contract pursuant to which (A) a third party is licensing to the Company or any of its Subsidiaries any material software, patents, or other proprietary information or technical know-how and (B) the Company is required to pay a material royalty or any other material fixed or variable fee or consideration for such licensing,
(iii) any employment contract that is with any employee whose annual compensation exceeds $50,000 that has a remaining term exceeding six (6) months,
(iv) any consulting contract that is with any consultant whose annual compensation exceeds $50,000, (v) any contract with any current officer, director, employee or stockholder of the Company, the Seller or the Subsidiaries (or with an affiliate or relative of any such officers, directors, employees or stockholders) that is on terms that are less favorable to the Company than comparable contracts negotiated at arm's length, or that requires the Company to indemnify such officers, directors, employees or stockholders in their capacities as such, (vi) any pension, retirement, profit sharing, deferred compensation, health or life insurance, bonus or incentive plan, (vii) any contract pursuant to which the Company or any of its Subsidiaries is leasing real property from any third party, (viii) any contract pursuant to which the Company or any of its Subsidiaries is leasing personal property from any third party and which requires payments by the Company or any of its Subsidiaries of more than $10,000 per annum, (ix) any union or other collective bargaining agreement, (x) any contract for the purchase by the Company or any of its Subsidiaries of materials, products, supplies or equipment which (A) requires that the Company or any of its Subsidiaries pay in the future in excess of $50,000, (B) contains any escalator or renegotiation or redetermination clause, or (C) commits the

Company or any of its  Subsidiaries  for a fixed  term of three  months or more,
(xi) any agreement or instrument evidencing indebtedness for borrowed money in excess of $50,000 or creating any security interest (other than a Permitted Encumbrance) in any material property owned or used by the Company or any of its Subsidiaries, (xii) any contract containing covenants limiting in any material respect the legal right of the Company or any of its Subsidiaries to compete in any material line of business in which the Company or any of its Subsidiaries is or has historically been engaged, (xiii) any material reseller, original equipment manufacturer or distribution agreement, (xiv) any contract with a customer of the Company for the sharing of fees, the rebating of charges to such customer, or other similar arrangement not reflected in the Company's books and records, or (xv) any contract with holders of the Company's securities in their capacities as such. Notwithstanding anything to the contrary contained in this Agreement, a contract that is an "Excluded Agreement" shall not be deemed to be a "Listed Agreement." An "Excluded Agreement" shall mean a contract that: (w) is between or among two or more of the Company and its Subsidiaries or Holdings, or
(x) imposes no material future obligations on the Company or any of its Subsidiaries, or (y) is expected to be fully performed, or is scheduled to expire, on or prior to the date 90 days after the Closing Date without any continuing material financial liability on the part of the Company or its Subsidiaries, or (z) can be canceled or otherwise terminated by the Company or any of its Subsidiaries on notice of 90 days or less without any continuing material financial liability on the part of the Company or its Subsidiaries; provided, however, that any agreement pursuant to which the Company or its Subsidiaries license any Company Intellectual Property from any third party shall not be deemed an Excluded Agreement by virtue of the preceding clauses (y) or (z).

          (b) Schedule 2.22 of the Company Schedule lists all of the Listed Agreements. A true and correct copy of each Listed Agreement has been made available to the Purchaser.

          (c) The Company and its Subsidiaries are not in breach or default in any material respect under any of the Listed Agreements such that the other party would be permitted to terminate a Listed Agreement or would have a claim for material damages against the Company or its Subsidiaries and to the knowledge of the Company (i) no other party thereto is in default in any material respect thereunder, and (ii) no event has occurred which, with the giving of notice or the passage of time, would become such a default by the Company or any of its Subsidiaries such that such other party would be permitted to terminate any such Listed Agreement or would have a claim for material damages against the defaulting party. The Company has taken all corporate action necessary for the Company to properly enter into the Listed Agreements and has not terminated or taken any action to terminate any of the Listed Agreements. To the knowledge of the Company, there are no writings extrinsic to any of such Listed Agreements which would materially modify their terms.

          (d) None of the Listed Agreements that have been furnished or made available only in a language other than English or Hebrew: (i) limits in any material respect the legal right of the Company or its Subsidiaries to compete in any material line of business, (ii) contains any unduly burdensome term or covenant that is reasonably likely to have a Material Adverse Effect on the Company, or (iii) grants a material exclusive license to a third party as to any Company Intellectual Property.

     2.23. Inventory. The inventory of the Company and its Subsidiaries as reflected on the balance sheet included in the Unaudited Consolidated Financial Statements (which has not been sold by the Company or its Subsidiaries since June 30, 1997) is, in all material respects: (i) in good and merchantable condition, and (ii) currently of a useable and saleable quality. Such inventory is carried on the relevant books of account at values that approximate the lower of cost or market, in conformity with Israel generally accepted accounting principles applied on a consistent basis.

     2.24. Accounts Receivable. All accounts receivable reflected on the balance sheet included in the Unaudited Consolidated Financial Statements have arisen in the ordinary course of business and, to the extent not collected prior to the date hereof, represent valid obligations due to the Company or its Subsidiaries, in the aggregate recorded amounts thereof, except to the extent set forth in the Unaudited Consolidated Financial Statements as reserves for bad debts.

     2.25. Condition of Plant and Equipment. All machinery and equipment owned by the Company or any Subsidiary or otherwise used in the conduct of their business is, to the knowledge of the Company, in good operating condition and repair, except for normal breakdowns, reasonable wear and use and damage by fire or unavoidable casualty, not materially affecting the business of the Company.

     2.26. Customers and Suppliers. Schedule 2.26 of the Company Schedule lists the ten largest customers and the ten largest suppliers of the Company and its Subsidiaries on a consolidated basis for the year ended December 31, 1996. Since January 1, 1997, there has been no material adverse change in the business relationship of the Company with any customer or supplier named on Schedule 2.26 of the Company Schedule (except for fluctuations in the level of orders and changes in the Company's customer base which have not had and are not reasonably likely to have a Material Adverse Effect on the Company).

     2.27. Banking Arrangements. Schedule 2.27 of the Company Schedule sets forth: (i) the name of each bank, trust company, brokerage firm or other financial institution in or with which the Company or a Subsidiary has an account having a balance of at least $10,000 as of the date of this Agreement, a credit line with an outstanding balance of at least $10,000 as of the date of this Agreement or a safety deposit box containing assets with a value of at least $10,000 as of the date of this Agreement and the names of all persons authorized as of the date of this Agreement to draw thereon or having access thereto, and a brief statement describing the purpose of each such account.

     2.28. Company Products. To the knowledge of the Company, none of the existing products of the Company have any defects in design or otherwise fail to comply with their published specifications where, in either case, such defects or non-compliance would have a Material Adverse Effect on the Company.

     2.29. Potential Conflicts of Interest; Powers of Attorney. To the knowledge of the Company, no officer, director or greater than 5% shareholder of the Company or its Subsidiaries, or any member of their immediate families, owns any material property or rights tangible or intangible, the use of which is necessary for such  business as now  conducted.  Schedule  2.29 of the Company Schedule sets forth the names of all persons now holding powers of attorney from the Company or any Subsidiary as of the date of this Agreement, and a summary of the terms thereof.


     2.30. Interested Party Transactions. Since January 1, 1996, there have been no transactions involving the Company or the Subsidiaries and any interested parties which come within the purview of Chapter 4A of the Companies Ordinance (new Version) 1983.

     2.31. Brokers. Except with respect to the engagement of Hambrecht & Quist LLC by the Company, the terms of which have been presented to the Purchaser, neither the Company nor any of its officers or directors has engaged, consented to, or authorized any broker or investment banker to act on its or his behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.


     2.32. Compliance with Law. The Company is in compliance with all laws, regulations and orders applicable to its business, including, without limitation, applicable environmental, anti-pollution, building, zoning or health laws, ordinances and regulations in respect of its plants, structures and equipment, except where the failure by the Company to be in compliance with such laws, regulations and orders would not have a Material Adverse Effect on the Company. The Company has not received any written notification that it is in violation of any such laws, regulations or orders, except for (i) notices that have been complied with in all material respects, (ii) notices that have been withdrawn, or (iii) notices of violations that have been cured in all material respects, or that relate to violations which can no longer form the basis of any material liability to the Company or would not otherwise reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor, to the knowledge of the Company, any employee or agent of the Company acting on behalf of the Company has made any illegal payments to any governmental or quasi-governmental officials.


     2.33. Foreign Investor. The Seller is not a U.S. person and is not acquiring the shares of Purchaser Common Stock for the account or benefit of any U.S. person, as those terms are defined in Regulation S under the Securities Act.

     2.34. Resales Subject to U.S. Securities Laws. The Seller acknowledges that the shares of Purchaser Common Stock being issued to the Seller pursuant to this Agreement have not been registered under the Securities Act, and agrees to resell the shares of Purchaser Common Stock being issued to the Seller pursuant to this Agreement only in accordance with the Seller's Agreement.

     2.35. Offshore Execution. This Agreement is being executed by the Seller outside the United States.

     2.36. Holdings.


          (a) Holdings (i) has not conducted any material business following its initial organization, (ii) has not incurred any material liabilities since January 1, 1997 of the type and magnitude required to be reflected in the liabilities column of a consolidated balance sheet of Holdings prepared in accordance with Israel generally accepted accounting principles, or (iii) has not directly incurred liabilities or obligations, actual or contingent, that exceed or may exceed in the aggregate $10,000. Holdings (1) has no subsidiaries, (2) does not own any securities of any entity other than the Company, and (3) has title to 38,770 ordinary shares of the Company, free and clear of all liens, pledges, charges, encumbrances, security interests, restrictive agreements and assessments (other than restrictions on transferability generally imposed on securities under applicable securities laws).

          (b) The authorized capital of Holdings consists of 238,000 ordinary shares, NIS .010 nominal value per share, of which 81,749 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding ordinary shares of Holdings have been legally and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights, calls, commitments or agreements calling for the issuance or transfer, sale or disposition by Holdings of any shares of the capital stock of Holdings, or of any securities convertible or exchangeable, actually or contingently, into any such capital stock, to which Holdings is a party or by which Holdings is bound.



                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


         The Purchaser hereby represents and warrants to the Seller, except as otherwise set forth in the Disclosure Schedule being furnished by the Purchaser to the Seller simultaneously with the execution and delivery of this Agreement (the "Purchaser Schedule"), or as disclosed or otherwise described in any of the documents listed or set forth in the Purchaser Schedule or this Article III, as follows:

     3.1. Organization of Purchaser. The Purchaser is a corporation duly organized and validly existing under the laws of the State of California and has full power and authority to carry on its business as now conducted, and to own its assets. The Purchaser is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on the Purchaser, is duly authorized and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner presently conducted, except for qualifications, authorizations or licenses for which the failure to obtain, if required, would not have a Material Adverse Effect on the Purchaser. The Purchaser has heretofore made available to the Company true and complete copies of its Articles of Incorporation and Bylaws as certified by the Secretary of the Purchaser, as in effect on the date hereof. For purposes of this Agreement, those corporations in which the Purchaser, directly or indirectly, through other corporations or otherwise, owns 50% or more of the outstanding capital stock shall be deemed to be a Purchaser Subsidiary.

     3.2. Nonviolation. The consummation by the Purchaser of the stock purchase contemplated by this Agreement will not (a) violate or conflict with the Articles of Incorporation or Bylaws of the Purchaser or any Purchaser Subsidiary
(b) except as set forth in this Agreement, require the consent, approval or authorization of any governmental or quasi-governmental person or entity, except where the failure to obtain such consent, approval or authorization would not have a Material Adverse Effect on the Purchaser, or (c) give rise to a right to terminate by the other party thereto or result in a breach of the terms or conditions of or constitute a default under, or violate, as the case may be, any Material Agreement (as defined below).

     3.3. Authority for Agreement. All corporate and other proceedings required to be taken by or on behalf of the Purchaser to authorize and approve the entering into and carrying out of this Agreement by the Purchaser have been duly executed and properly taken. This Agreement has been duly executed and delivered by the Purchaser and is valid and binding upon the Purchaser, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     3.4. Capitalization. As of August 28, 1997, the authorized capital stock of the Purchaser consisted of (i) 5,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares were issued and outstanding, and (ii) 45,000,000 shares of Purchaser Common Stock, of which 26,003,636 shares were issued and outstanding. All of the issued and outstanding shares of Purchaser Common Stock have been legally and validly issued and are fully paid and nonassessable. The shares of Purchaser Common Stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid, and nonassessable.

     3.5. Options, Warrants, Etc. Other than as set forth in Section 3.4 hereof, there are no other outstanding shares of capital stock or voting securities of the Purchaser other than shares of Purchaser Common Stock issued under the Purchaser's various stock option plans as in effect at the date hereof (the "Purchaser Stock Option Plans"). As of the close of business on August 28, 1997, the Purchaser has reserved 5,950,000 shares of Purchaser Common Stock for issuance to employees and directors pursuant to the Purchaser Stock Option Plans, of which 3,897,051 shares were subject to outstanding, unexercised options. Other than this Agreement and pursuant to the Purchaser Stock Option Plans, and except as disclosed in the Purchaser SEC Documents (as defined below), there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Purchaser or any Purchaser Subsidiary is a party or is bound obligating the Purchaser or any Purchaser Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Purchaser or any Purchaser Subsidiary or obligating the Purchaser or any Purchaser Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     3.6. SEC  Documents;  Financial  Statements.  The  Purchaser  has filed all statements, reports, registration statements, proxy statements and other documents required to be filed by the Purchaser with the Securities and Exchange Commission (the "SEC") since January 1, 1996 and has made available to the Company a true and complete copy of each such statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other documents in the form filed with the SEC by the Purchaser from January 1, 1996, and, until the Closing Date, the Purchaser will have furnished the Company with true and complete copies of any additional documents filed with the SEC by the Purchaser prior to the Closing Date (all such statements, reports, registration statements, proxy statements and other documents filed by the Purchaser with the SEC are referred to as the "Purchaser SEC Documents"). In addition, the Purchaser has made available to the Company all exhibits to the Purchaser SEC Documents filed prior to the date hereof, and will promptly make available to the Company all exhibits to any additional Purchaser SEC Documents filed prior to the Closing Date. All documents required to be filed as exhibits to the Purchaser SEC Documents have been so filed, and all Material Agreements (as defined below) so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and Purchaser is not in default under any such Material Agreements. As of their respective filing dates, the Purchaser SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Purchaser SEC Document. The financial statements of Purchaser, including the notes thereto, included in the Purchaser SEC Documents (the "Purchaser Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Purchaser Financial Statements fairly present the consolidated financial condition and operating results of the Purchaser at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments not material in scope or amount). There has been no change in the Purchaser accounting policies, except as described in the notes to the Purchaser Financial Statements, since January 1, 1996.

     3.7. Absence of Certain Changes. Since June 30, 1997 (the "Purchaser Balance Sheet Date"), the Purchaser has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on the Purchaser; (ii) any change in accounting methods or practices by the Purchaser or any revaluation by the Purchaser of any of its assets; (iii) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Purchaser, or any direct or indirect redemption, purchase or other acquisition by the Purchaser of any of its shares of capital stock, except for regular dividends and stock repurchases at market prices at the time of repurchase, and except as set forth in the Purchaser SEC Documents; (iv) any material contract entered into by the Purchaser or any Purchaser Subsidiary other than in the ordinary course of business, or any material amendment or termination of, or default under, any material contract to which the Purchaser or any Purchaser Subsidiary is a party or by which it is bound; or (v) any negotiation or agreement by the Purchaser or any Purchaser Subsidiary to do any of the things described in the preceding clauses (i) through (iv).

     3.8. Absence of Undisclosed Liabilities. As of the Purchaser Balance Sheet Date, the Purchaser has no material obligations or liabilities of the type and magnitude required to be disclosed in the liabilities column of a consolidated balance sheet prepared in accordance with

GAAP (whether accrued, absolute, contingent or otherwise, and whether due or to become due) other than (i) those set forth or adequately provided for in the balance sheet included in Purchaser's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (the "Purchaser Balance Sheet"), (ii) those expressly disclosed in any Exhibit hereto or in the Purchaser Schedule, (iii) those incurred in connection with the execution of this Agreement, and (iv) those fully covered by insurance and not otherwise having a Material Adverse Effect on the Purchaser.

     3.9. Permits. The Purchaser and each Purchaser Subsidiary has all governmental permits, licenses, orders, approvals, franchises and other rights and privileges necessary in order for them to carry on their respective business as presently conducted, except such permits, licenses, orders, approvals, franchises, and other rights and privileges of which the failure to obtain, if required, would not have a Material Adverse Effect on the Purchaser.

     3.10. Litigation. There are no actions, suits, legal proceedings or governmental or quasi-governmental investigations, pending before any court or governmental agency or before any arbitrator of any kind, or any order, injunction or decree outstanding, and, to the knowledge of the Purchaser, no person has since January 1, 1996 threatened orally (to any executive officer or director of the Purchaser) or in writing to commence any action, suit or legal proceeding against the Purchaser or any Purchaser Subsidiary or against or relating to either of their property, assets or business, that would reasonably be expected to have a Material Adverse Effect on the Purchaser. Neither the Purchaser nor any Purchaser Subsidiary is in violation of any applicable law, regulation, ordinance, order, injunction, decree, award or other requirement of any governmental or quasi-governmental body, court, or arbitrator relating to its property, assets, or business, except for violations which would not have a Material Adverse Effect on the Purchaser.

     3.11. Broker's and Finders' Fees. Except for the fees of its advisor, Volpe Brown Whelan & Company LLC, the Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.12. Material Agreements

          (a) A "Material Agreement" shall mean any agreement or contract to which the Purchaser or any Purchaser Subsidiary is a party or by which the Purchaser or a Purchaser Subsidiary is bound and that is or is required to be filed as an exhibit to any of the Purchaser SEC Documents pursuant to the applicable rules and regulations of the SEC and (ii) that has not expired or been validly terminated prior to the date hereof.

          (b) The Purchaser and the Purchaser Subsidiaries are not in breach or default in any material respect under any of the Material Agreements such that the other party would be permitted to terminate a Material Agreement or would have a claim for material damages against the Purchaser or the Purchaser Subsidiaries. To the knowledge of the Purchaser (i) no other party thereto is in any default in any material respect under any Material Agreement and (ii) no event has occurred which, with the giving of notice or the passage of time, would become such a default by the Purchaser or any of the Purchaser Subsidiaries such that such other party would be permitted to terminate such Material Agreement or would have a claim for material damages against the defaulting party. All of the Material Agreements are valid and in full force and effect and, to the knowledge of the Purchaser, none is subject to rescission or reformation and there are no circumstances or writings extrinsic to any of such Material Agreements which would materially modify their terms or prevent their assignment.

     3.13. Compliance with Law. The Purchaser is in compliance with all laws, regulations and orders applicable to its business, including, without limitation, applicable environmental, anti-pollution, building, zoning or health laws, ordinances and regulations in respect of its plants, structures and equipment, except where the failure by the Purchaser to be in compliance with such laws, regulations and orders would not have a Material Adverse Effect on the Purchaser. The Purchaser has not received any notification that it is in violation of any such laws, regulations or orders, except for (i) notices that have been complied with in all material respects, (ii) notices that have been withdrawn, or (iii) notices of violations that have been cured in all material respects or that relate to violations which can no longer form the basis of any material liability of the Purchaser or would otherwise reasonably be expected to have a Material Adverse Effect on the Purchaser. Neither the Purchaser nor, to the knowledge of the Purchaser, any employee or agent of the Purchaser acting on behalf of the Purchaser has made any illegal payments to any governmental or quasi-governmental officials.

     3.14. Purchaser Taxes. All taxes, including, without limitation, income, property, sales, use, franchise, excise, value added, capital, social security, withholding, and employees' withholding taxes imposed by the United States, by any foreign country, or by any political subdivision of the United States or any foreign country, which have become due and payable by the Purchaser or any of the Purchaser Subsidiaries prior to the date of this Agreement and which are material to the Purchaser and the Purchaser Subsidiaries, including any material taxes for which the Purchaser or any of the Purchaser Subsidiaries is liable under contract or other arrangement, together with any interest or penalties thereon (the "Purchaser Taxes"), have been paid in full or adequately provided for by reserves shown on the books of account of the Purchaser; all deposits required by law to be made by the Purchaser and the Purchaser Subsidiaries with respect to the Purchaser Taxes have been duly made. No deficiency or adjustment in respect of any of the Purchaser Taxes has been assessed against the Purchaser or any Purchaser Subsidiary prior to the date of this Agreement and remains unpaid, other than such Purchaser Taxes which are being contested in good faith and to the knowledge of the Purchaser there is not any proposed or threatened assessment of additional liability for the Purchaser Taxes (that remains unpaid) against the Purchaser or any Purchaser Subsidiary for any period ending prior to December 31 1996.

     3.15. Investment Intent of the Purchaser. Purchaser is acquiring the Transferred Company Shares and the Holdings Shares for its own account and for investment, and not with a view to, or for sale in connection with, any distribution of any of such shares.

                                   ARTICLE IV

                       CERTAIN TRANSACTIONS AND AGREEMENTS


     4.1. The Confidentiality Agreement. That certain Mutual Non-Disclosure Agreement, dated as of June 12, 1997 between the Company and the Purchaser (the "Confidentiality Agreement") shall remain in full force and effect between them and shall not be terminated or otherwise modified by this Agreement and shall survive any termination of this Agreement in accordance with its terms.


     4.2. Conduct of Business of the Company and Its Subsidiaries. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date (the "Pre-Closing Period"), the Company agrees (except as otherwise provided in the last sentence of this Section 4.2), and shall (except as otherwise provided in the last sentence of
Section 4.2) cause its Subsidiaries: (i) to carry on their business in all material respects in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (ii) to use their reasonable efforts to preserve substantially intact their present business organizations, (iii) to use their reasonable efforts consistent with past practice to keep available the services of their present officers and key employees, (iv) to use reasonable efforts consistent with past practice to preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, and (v) to promptly notify the Purchaser in writing, after obtaining knowledge, of any event or occurrence which would be likely to cause any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate at any time from the date of this Agreement to the Closing Date, such that the condition set forth in the first sentence of Section 7.1 hereof would not be satisfied as a result thereof. Without limitation of the foregoing, the Company agrees that during the Pre-Closing Period (except as otherwise provided in the last sentence of this Section 4.2), it will not take any of the following actions:


          (a) Charter Documents. Amend its Memorandum of Association or Articles of Association;

          (b) Issuance of Securities. Issue, deliver or sell any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or enter into any agreements or commitments of any character obligating it to issue, any such shares or other convertible securities;

          (c) Dividends; Changes in Capital Stock. Declare or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any shares of its capital stock, or split, combine or reclassify any shares of its capital stock, or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire any shares of its capital stock;

          (d) Extraordinary Transactions. Enter into any material transaction outside the ordinary course of business;

          (e) Stock Option Plans, Etc. Adopt any stock option plan;

          (f) Intellectual Property. Transfer to any person or entity any rights to the Company Intellectual Property other than in connection with the sale of its products in the ordinary course of business consistent with past practice;

          (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any Material Company Products or the Company Intellectual Property; or

          (h) Other. Agree in writing to take any of the actions described in clauses "(a)" through "(g)" of this sentence.

Notwithstanding anything to the contrary contained in this Section 4.2 or elsewhere in this Agreement, the Company and its Subsidiaries shall not be prohibited from taking, and shall be permitted to take, any of the following actions (without being deemed to have breached or violated this Agreement): (i) any action that is contemplated or permitted by, or otherwise consistent with the terms of, this Agreement, (ii) any action that is referred to in the Company Schedule or is contemplated or required by the terms of any agreement or other document identified in the Company Schedule, (iii) any action that is reasonably determined by the Company to be necessary or desirable for the purpose of facilitating the consummation of any of the transactions contemplated by this Agreement or for the purpose of facilitating the compliance by the Company or any of its Subsidiaries with any applicable law, rule or regulation, or (iv) any action that is approved in writing by the Purchaser (it being understood that the Purchaser shall not unreasonably withhold its approval of any such action that is proposed to be taken by the Company).


     4.3. Conduct of Business of Purchaser. The Purchaser agrees that during the Pre-Closing Period (except as otherwise provided in the last sentence of this Section 4.3), it will not take or permit any Purchaser Subsidiary to take any of the following actions:

          (a) Charter Documents. Amend its Articles of Incorporation or Bylaws;

          (b) Issuance of Securities. Issue, deliver or sell any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or enter into any agreements or commitments of any character obligating it to issue, any such shares or other convertible securities, other than (1) the issuance, delivery and/or sale of options to purchase a reasonable number of shares of Purchaser Common Stock in connection with the hiring, retention and/or promotion of employees of the Purchaser or the Purchaser Subsidiaries, or (2) the issuance of shares of Purchaser Common Stock pursuant to the exercise of stock options or other rights outstanding as of the date of this Agreement or issued after the date of this Agreement in accordance with clause "(1)" of this Section 4.3(b);

          (c) Dividends; Changes in Capital Stock. Declare or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any shares of its capital stock, or split, combine or reclassify any of its capital stock, or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire any shares of its capital stock except from former employees, directors and consultants in accordance with agreements existing as of the date of this Agreement providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

          (d) Extraordinary Transactions. Enter into any material transaction outside the ordinary course of business; or

          (e) Other. Agree in writing to take any of the actions described in clauses "(a)" through "(d)" of this Section 4.3.


Notwithstanding anything to the contrary contained in this Section 4.3 or elsewhere in this Agreement, the Purchaser and the Purchaser Subsidiaries shall not be prohibited from taking, and shall be permitted to take, (i) any action that is contemplated or permitted by, or otherwise consistent with the terms of, this Agreement, (ii) any action that is referred to in the Purchaser Schedule or is contemplated or required by the terms of any agreement or other document identified in the Purchaser Schedule, (iii) any action that is reasonably determined by the Purchaser to be necessary or desirable for the purpose of facilitating the consummation of any of the transactions contemplated by this Agreement or for the purpose of facilitating the compliance by the Purchaser or any Purchaser Subsidiary with any applicable law, rule or regulation, or (iv) any action that is approved in writing by the Company (it being understood that the Company shall not unreasonably withhold its approval of any such action that is proposed to be taken by the Purchaser).


     4.4. Access to Information.


          (a) During the Pre-Closing Period, the Seller will cause the Company to grant the Purchaser and its accountants, legal counsel and other representatives access, during normal business hours and upon reasonable advance notice throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating to the business, assets and liabilities of the Company; provided, however, that (i) the Purchaser shall not contact, and the Purchaser shall ensure that none of its accountants, legal counsel or other representatives contacts, any employee of the Company or any of the Subsidiaries without the prior authorization of one of the Individual Parent Shareholders, and (ii) the Purchaser shall ensure that none of its employees, legal counsel or other representatives interferes with or otherwise disrupts the business or operations of the Company or any of its Subsidiaries while exercising the rights provided under this Section 4.4(a).

         (b) The Purchaser will grant the Seller and the Company and their respective accountants, legal counsel and other representatives access, during normal business hours and upon reasonable advance notice throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating to the business, assets and liabilities of the Purchaser; provided, however, that (i) neither the Company nor the Seller shall contact, and the Company and the Seller shall ensure that none of their respective accountants, legal counsel or other representatives contacts, any employee of the Purchaser (other than those who will be engaged in the negotiation of this Agreement), without the prior authorization of Robert F. Fougner, and (ii) the Company and the Seller shall ensure that none of their respective employees, legal counsel or other representatives interferes with or otherwise disrupts the business or operations of the Purchaser while exercising the rights provided in this Section 4.4(b).

     4.5. No Solicitation. During the Pre-Closing Period, neither the Company nor the Seller will, and the Company and the Seller will not authorize any of its officers, directors, employees or other agents to: (i) take any action to solicit, initiate or knowingly encourage any offer or proposal by any third party for, or any indication of interest by any third party in, a merger or business combination by such third party with, the acquisition by such third party of any voting power in, or the sale or transfer (outside the ordinary course of business) to such third party of a significant portion of the assets of, the Company or any material Subsidiary, or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company to, or afford access to the properties, books or records of the Company or any Subsidiary to, any third party that has advised the Company that it may be considering making, or that it has made, an offer or proposal for, or any indication of interest in, a merger or business combination with, the acquisition of any of the voting power in, or the sale or transfer (outside the ordinary course of business) of a significant portion of the assets of, the Company or any material Subsidiary, other than the transactions contemplated by this Agreement.

     4.6. Seller's Agreement. On or before the Closing Date, the Seller and each of its shareholders (the "Parent Shareholders") shall execute and deliver to the Purchaser, and the Purchaser shall execute and deliver to the Seller and to each of the Parent Shareholders, that certain Seller's Agreement in substantially the form attached hereto as Exhibit 4.6 ("Seller's Agreement") providing (among other things) for certain resale restrictions and registration rights following the Closing as to the shares of Purchaser Common Stock issued to the Seller hereunder.


     4.7. Further Assurances. Each of the parties hereto agrees that it will, from time to time after the date of this Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by any of the other parties to carry out the actions and transactions contemplated by this Agreement. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the transactions contemplated by this Agreement,
(ii) shall use all reasonable efforts to obtain each consent and approval (if any) required to be obtained (pursuant to any applicable legal requirement or contract, or otherwise) by such party in connection with the transactions contemplated by this Agreement, (iii) shall cooperate with each other party hereto in connection with any filings required to be made or any consents or approvals required to be obtained by such other party, and (iv) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the consummation of the transactions contemplated by this Agreement.

     4.8. Listing of Additional Shares. Prior to the Closing Date, the Purchaser shall file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to those shares of Purchaser Common Stock to be issued in connection with the transactions contemplated by this Agreement.

     4.9. Visitation. The Purchaser will afford to one representative of the Seller or the Parent Shareholders ("Seller's Board Representative") the right as a non-voting representative of the Seller or of the Parent Shareholders: (a) to attend all meetings of the Purchaser's Board of Directors (the "Board") (subject to the Purchaser's right to request in good faith that such representative excuse himself from executive sessions of the Board where a conflict of interest might be present and from any Board meeting or any part thereof if such exclusion is reasonably necessary to preserve the attorney-client privilege), and (b) upon request, to receive copies of all notices for and materials distributed at or in connection with such meetings, as well as any proposed written actions by the Board concurrently with the distribution of such items to the Board. Any change in the Seller's Board Representative shall require ten
(10) days prior written notice to the Purchaser and the Purchaser's prior written approval, which shall not be unreasonably withheld if any of the Parent Shareholders or an officer of any of the Parent Shareholders is the newly designated Seller's Board Representative. Commencing as of the Purchaser's 1998 annual meeting of shareholders, the Purchaser agrees, if requested by at least three of the Parent Shareholders, to use its reasonable efforts to: (1) cause the Seller's Board Representative to be elected to the Board; and (2) if required to permit Purchaser to comply with the preceding clause (1), amend the Purchaser's bylaws to increase the number of authorized positions on the Board to ten (10). The Purchaser's obligations pursuant to this Section 4.9 shall cease at such time as the aggregate number of shares of Purchaser Common Stock beneficially owned by the Seller, the Parent Shareholders and the respective relatives and affiliates of the Seller and the Parent Shareholders is less than 1,500,000 shares of Purchaser Common Stock (as adjusted for stock splits, stock dividends and the like).

     4.10. Employee Benefits. For a period of not less than two years after the Closing Date and subject to such adjustments as are reasonably required to reflect local laws and commercial customs relating to employee benefits, the Purchaser shall, and shall cause the Company and its Subsidiaries to, provide each employee of the Company and its Subsidiaries with benefits, including health and welfare and paid-time off benefits, which either are equivalent to those currently provided by the Company or, if changed, are no less favorable in the aggregate than those provided by the Purchaser to its existing employees of equal rank and seniority. To the extent that any employee of the Company or any of its Subsidiaries becomes eligible to participate in any employee benefit plan of the Purchaser after the Closing Date, the Purchaser shall, and shall cause the Company and its Subsidiaries to: (i) credit such employee's service with the Company or its Subsidiaries (to the same extent as such service was credited under the similar employee benefit plans of the Company and its Subsidiaries immediately prior to the Closing Date) for purposes of determining eligibility to participate in and vesting under, and for purposes of calculating the benefits under, such employee benefit plan of the Purchaser, (ii) waive any pre-existing condition limitations, waiting periods or similar limitations under such employee benefit plan of the Purchaser and (iii) provide such employee with credit for any co-payments previously made and any deductibles previously satisfied.

     4.11. Indemnification.

          (a) For a period of at least seven years from the Closing Date, the Purchaser shall, and shall cause the Company to, fulfill and honor in all respects all rights to indemnification existing in favor of the current directors and officers of the Company (the "Indemnified Parties"), as provided in the Company's Articles of Association (as in effect as of the date of this Agreement) and as provided in any indemnification agreements between the Company and such Indemnified Parties (as in effect as of the date of this Agreement) and as otherwise existing in favor of the Indemnified Parties; provided that nothing contained herein shall obligate the Purchaser to maintain any directors' and officers' liability insurance in favor of the Indemnified Parties.

          (b) Without limiting the generality of the foregoing, the Purchaser shall ensure that adequate funds are available (either directly from the Purchaser or through the Company) to the Indemnified Parties in order to ensure that the indemnification obligations referred to in this Section 4.11 are fully satisfied. In the event any claim, action or proceeding is asserted or commenced against any Indemnified Party, (1) after the Closing Date, the Purchaser shall advance and pay the reasonable fees and expenses of any counsel retained by such Indemnified Party in connection with such claim, action or proceeding promptly after receipt of a request therefor from such Indemnified Party, and (2) the Purchaser shall cooperate with such Indemnified Party and such Indemnified Party's counsel, and shall cause the Company to cooperate with such Indemnified Party and such Indemnified Party's counsel, in the defense of such claim, action or proceeding.

          (c) This Section 4.11 shall survive the consummation of the transactions contemplated hereby, is intended to benefit and may be enforced by the Indemnified Parties, and shall be binding on all successors and assigns of the Purchaser and the Company.

          (d) The Purchaser shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 4.11.

          (e) Notwithstanding any term or condition of this Section 4.11, no indemnification shall be made by the Company or the Purchaser pursuant to
Section 4.11(a) (or pursuant to any indemnification agreement or instrument referenced in Section 4.11(a)) to any Indemnified Party if the facts or circumstances that would otherwise give rise to such right of indemnification further give the Purchaser a valid and meritorious basis for obtaining indemnification (exclusive of the limits set forth in Sections 5.5, 5.6 and 5.7 hereof) under Article V hereof.


     4.12. Compliance with Chief Scientist Regulation. The Purchaser shall provide any undertakings as are reasonably required by the Chief Scientist of the Ministry of Industry and Commerce with regard to maintaining ownership of the Company Intellectual Property in the State of Israel and with regard to such other matters as are reasonably required by the Chief Scientist of the Ministry of Industry and Commerce, in order to obtain the consent referred to in Sections 7.4(a) and 8.3(b) hereof.

     4.13. Section 338 Election. At or following the Closing, the Seller agrees, if requested in writing by the Purchaser, to make an election under Internal Revenue Code Section 338 ("Section 338 Election") with respect to the transactions contemplated hereby and to execute and deliver to the Company such elections, approvals and other documents and to otherwise take such action as the Purchaser shall reasonably request to effect the Section 338 Election for U.S. income tax purposes.


                                   ARTICLE V

                            INDEMNIFICATION; REMEDIES


     5.1. Survival. All pre-Closing covenants of the parties shall terminate and expire as of the Closing Date, and all liability of the parties with respect to such covenants shall thereupon be extinguished. All representations and warranties contained in this Agreement (each as modified by the Company Schedule and the Purchaser Schedule, as the case may be, and any update or supplement to the Company Schedule or the Purchaser Schedule delivered to Purchaser or the Company, as the case may be, as provided in this Agreement) shall survive the Closing until the second anniversary of the Closing Date (the "Expiration Date"), at which time such representations and warranties shall terminate and expire and shall cease to be of any force or effect, and all liability of the parties with respect to such representations and warranties shall thereupon be extinguished; provided, however, that (i) if, prior to the Expiration Date, the Purchaser shall have duly delivered a Claim Notice to both the Seller's Representative and the Escrow Agent in conformity with all of the applicable procedures set forth in the Escrow Agreement and in Section 5.7 hereof then the specific indemnification claim set forth in such Claim Notice shall survive the Expiration Date (and shall not be extinguished thereby), and (ii) if, prior to the Expiration Date, the Seller's Representative shall have duly delivered a Claim Notice to the Purchaser in conformity with all of the applicable procedures set forth in Section 5.7 herof, then the specific indemnification claim set forth in such Claim Notice shall survive the Expiration Date (and shall not be extinguished thereby).

     5.2. Indemnification by the Seller. Subject to the limitations on indemnification set forth in Sections 5.5, 5.6 and 5.7 hereof and elsewhere in this Agreement, from and after the Closing Date, the Seller shall, from and to the extent of the Escrow Fund (as defined in the Escrow Agreement), indemnify and hold harmless the Purchaser and each of the Purchaser Subsidiaries (which shall be deemed to include the Company after the Closing Date) and its agents, representatives, employees, officers, directors, successors, controlling persons and affiliates (in their capacities as such) (collectively, the "Purchaser Indemnitees"), and shall reimburse the Purchaser Indemnitees, for any loss, liability, damage, expense (including, but not limited to, reasonable costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), incurred by the Purchaser Indemnitees as a result of (a) any inaccuracy in any of the representations and warranties of the Seller in Article II of this Agreement (as modified by the Company Schedule and any update or supplement to the Company Schedule delivered to the Purchaser prior to the Closing Date but only to the extent such update or supplement relates to events occurring or discovered after the date of this Agreement), (b) any failure of the Company or the Seller to perform or comply with any post-

Closing agreement or covenant to be performed or complied with by it under this Agreement, or (c) any claim by any person for brokerage or finder's fees or similar payments in connection with any of the transactions contemplated hereunder as the result of brokers, finders or investment bankers retained by the Company or the Seller or any Parent Shareholder.

     5.3. Indemnification by the Purchaser. Subject to the limitations on indemnification set forth in Sections 5.5, 5.6 and 5.7 hereof and elsewhere in this Agreement, from and after the Closing Date, the Purchaser shall indemnify and hold harmless the Seller, the Parent Shareholders and the respective agents, representatives, employees, officers, directors, successors, controlling persons and affiliates of the Seller and the Parent Shareholders (in their capacities as such) (the "Seller Indemnitees"), and shall reimburse the Seller Indemnitees, for any Damages arising as a result of (a) any inaccuracy in any of the representations and warranties of the Purchaser in Article III of this Agreement (as modified by the Purchaser Schedule and any update or supplement to the Purchaser Schedule delivered to the Company and the Seller prior to the Closing Date but only to the extent such update or supplement relates to events occurring or discovered after the date of this Agreement), (b) any failure by the Purchaser to perform or comply with any post-Closing agreement or covenant to be performed or complied with by the Purchaser in this Agreement, or (c) any claim by any person for brokerage or finder's fees or similar payments in connection with any of the transactions contemplated hereunder as the result of brokers, finders or investment bankers retained by the Purchaser.

     5.4. Notification; Control of Proceedings. The party entitled to indemnification pursuant to this Article V ("Indemnified Party") shall, with reasonable promptness, give to the party obligated to provide such indemnification hereunder (an "Indemnifying Party") written notice if the Indemnified Party becomes aware of any loss, liability, damage, or expense with respect to which a claim for indemnification may be asserted; provided, however, that for the sole purpose of determining whether written notice must be provided to an Indemnifying Party under this Section 5.4 (and for the purpose of determining whether the Indenmifying Party will have the right to defend a particular claim action or proceeding), the limitation set forth in Section 5.5 hereof shall not be taken into account; provided, further, however, that the failure of an Indemnified Party to deliver such written notice with reasonable promptness shall not be deemed to bar or otherwise limit the rights of the Indemnified Party hereunder unless such failure materially prejudices the rights or defenses of the Indemnifying Party. If any claim is made by a third person or an action or proceeding commenced for which the Indemnified Party shall seek indemnity from the Indemnifying Party, the Indemnified Party shall give to such Indemnifying Party reasonable written notice of such claim, action or proceeding and request the Indemnifying Party to defend the same. The Indemnifying Party shall have the right to defend such claim, action or proceeding at its own expense, and (if the Indemnifying Party elects to accept the defense of such claim, action or proceeding) shall give written notice to the Indemnified Party of the commencement of such defense with reasonable promptness after the giving of the written notice of the claim, action or proceeding by the Indemnified Party. The Indemnified Party shall be entitled to participate at its own expense with the Indemnifying Party in such defense (subject to the right of the Indemnifying Party to control such defense), but shall not be entitled in any way to release, waive, settle, modify or pay such claim, action or proceeding without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), if the Indemnifying Party has assumed such defense. In the event the Indemnifying Party does not accept the defense of such claim, action or proceeding, as provided above, or does not notify the Indemnified Party of its election to defend such claim, action, or proceeding, within 30 days after the Indemnifying Party's receipt of written notice of such claim, action, or proceeding, from the Indemnified Party, the Indemnified Party shall have the full right to defend against such claim, action or proceeding in such manner as it may deem appropriate, but the Indemnifying Party shall not have any liability with respect to any compromise or settlement effected without its prior written consent (which consent shall not be unreasonably withheld). In the event the Indemnifying Party shall assume the defense of such claim, action, or proceeding, the Indemnified Party shall cooperate in the defense of such claim, action or proceeding and the records of each shall be available to the other with respect to such defense; provided, however, that the Indemnifying Party shall not, in the defense of any such claim, action or proceeding, consent to the entry of any judgment or enter into any settlement where such entry of judgment or settlement does not include a provision releasing the Indemnified Party from all liability with respect to such claim, action, or proceeding, except with the written consent of the Indemnified Party (which consent shall not be unreasonably withheld).

     5.5.  Limitation  on  Indemnification.  Notwithstanding  the  provisions of
Sections 5.2 and 5.3 hereof, no Indemnifying Party shall be liable to any Indemnified Party with respect to: (a) any claim by an Indemnified Party pursuant to clause (a) of Section 5.2 hereof or clause (a) of Section 5.3 hereof except to the extent that the cumulative amount of the indemnifiable Damages actually incurred by the Indemnified Party as a result of all inaccuracies in the Indemnifying Party's representations and warranties actually exceeds $250,000; and the Indemnifying Party shall only be required to pay, and shall only be liable for, the amount by which the cumulative amount of the indemnifiable Damages actually incurred by the Indemnified Party as a result of all such inaccuracies in such representations and warranties actually exceeds $250,000; or (b) any claim based on the inaccuracy of any warranty and representation of the Indemnifying Party if the Indemnified Party (or any of its officers and directors in the case of an Indemnified Party that is a corporation or a limited liability company) had actual knowledge of the inaccuracy of such representation and warranty (or of any facts or circumstances constituting or resulting in such inaccuracy) prior to the Closing, provided, that, the limitation provided by this clause (b) shall not be available to an Indemnifying Party if that Indemnifying Party also had such actual knowledge of the inaccuracy of such representation and warranty (or of any facts or circumstances constituting or resulting in such inaccuracy) prior to the signing of this Agreement by the Indemnifying Party.


     5.6. Exclusive Remedy.


          (a) Except as provided in the Parent Shareholders Agreement, the indemnification provided for in this Article V shall be the exclusive right and remedy with respect to any claim by an Indemnified Party pursuant to clause (a) of Section 5.2 hereof or clause (a) of Section 5.3 hereof, and, except as provided in this Section 5.6, no claim or cause of action with respect to any misrepresentation or any inaccuracy, breach or default as to any representation or warranty contained in Article II or Article III of this Agreement shall be enforceable unless made in accordance with the procedures, and within the time periods, set forth in this Article V. Without limiting the generality of the foregoing, and except as provided in this Section 5.6(a), (i) any payments required to be made by the Seller under this Article V shall be made exclusively from the Escrow Shares under the Escrow Agreement, and the Purchaser shall have no recourse against the Seller or the Parent Shareholders, or against any of the assets of the Seller or the Parent Shareholders, in connection with any indemnification claim, and (ii) any payments required to be made by the Purchaser under this Article V (other than for breaches occurring after the Closing of any covenant contained in Article I, IV, IX or XI hereof) shall be limited to an aggregate amount equal to U.S.$16,540,000;

          (b) Nothing contained in the Parent Shareholders Agreement shall require the Purchaser to first assert its rights and remedies under this Article V or the Escrow Agreement or the Parent Shareholders Agreement as to any claim by the Purchaser that is based on the inaccuracy of any representation or warranty in both this Agreement and the Parent Shareholders Agreement. To the extent that the Purchaser shall first recover Damages from one or more of the Parent Shareholders pursuant to the Parent Shareholders Agreement prior to any recovery pursuant to Article V of this Agreement or the Escrow Agreement, the amounts recovered from such Parent Shareholder(s) shall be deducted from amounts payable to the Purchaser Indemnitees pursuant to Article V of this Agreement or the Escrow Agreement.


     5.7. Indemnification Claims.


     (a) If an Indemnified Party wishes to assert an indemnification claim against any Indemnifying Party, the Indemnified Party shall deliver or cause to be delivered to the entity or entities specified below a written notice (a "Claim Notice") setting forth (a) the specific representation, warranty or post-Closing covenant alleged to have been breached by such Indemnifying Party,
(b) a summary of the facts and circumstances giving rise to the alleged breach of such representation, warranty or post-Closing covenant, and (c) a description of, and a reasonable estimate of the total amount of, the Damages actually incurred or expected to be incurred by the Indemnified Party as a direct result of such alleged breach. If the Indemnified Party is a Purchaser Indemnitee, such Purchaser Indemnitee shall deliver a copy of the Claim Notice simultaneously to the Seller's Representative and the Escrow Agent. If the Indemnified Party is a Seller Indemnitee, such Seller Indemnitee shall deliver a copy of the Claim Notice to the Purchaser.


          (b) Notwithstanding anything to the contrary contained in this Agreement or in the Escrow Agreement, no Purchaser Indemnitee shall be permitted to deliver any Claim Notice (and no Purchaser Indemnitee shall be entitled to assert any indemnification claim set forth in any Claim Notice) unless such Purchaser Indemnitee reasonably believes that a representation or warranty has been breached by the Seller in a manner that would entitle such Purchaser Indemnitee to be indemnified under this Article V.


          (c) Notwithstanding anything to the contrary contained in this Agreement, no Seller Indemnitee shall be permitted to deliver any Claim Notice (and none of the no Seller Indemnitee shall be entitled to assert any indemnification claim set forth in any Claim Notice) unless such Seller Indemnitee reasonably believes that a representation, warranty or covenant has been breached by the Purchaser in a manner that would entitle such Seller Indemnitee to be indemnified under this Article V.


          (d) Notwithstanding anything to the contrary contained in this Agreement, if a Claim Notice shall not have been delivered to the Indemnifying Party (and, if the Indemnifying

Party is the Seller, also to the Escrow Agent) prior to the Expiration Date, then such Claim Notice shall not be deemed to have been delivered and shall be of no force or effect.

          (e) Only the Purchaser itself shall be entitled to assert indemnification claims against the Seller under this Article V; any claim for indemnification by any other Purchaser Indemnitee must be asserted by the Purchaser on behalf of such Purchaser Indemnitee. Only the Seller's Representative (as defined below) shall be entitled to assert indemnification claims against the Purchaser under this Article V; any claim for indemnification by any Seller Indemnitee must be asserted by the Seller's Representative on behalf of such Seller Indemnitee.


          5.8. Subrogation. To the extent that any Indemnifying Party makes or is required to make any indemnification payment to an Indemnified Party, (i) the Indemnifying Party shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnified Party or its affiliates may have against any other person or entity (other than the Indemnified Party or its affiliates) with respect to any Damages, circumstances or matter to which such indemnification payment is directly or indirectly related; (ii) the Indemnified Party shall permit the Indemnifying Party to use the name of the Indemnified Party or the Indemnified Party's affiliates, in any transaction or in any proceeding or other matter involving any of such rights or remedies; and (iii) the Indemnified Party shall take and shall cause each of its affiliates to take such actions as the Indemnifying Party may reasonably request for the purpose of enabling the Indemnifying Party to perfect or exercise the Indemnifying Party's right of subrogation hereunder. Any rights of an Indemnifying Party to subrogation pursuant to this Section 5.8 shall not be exercisable until such Indemnifying Party shall have fully performed its obligations pursuant to this
Article V as to the indemnification of the Indemnified Party (with respect to the particular indemnification claim involved); provided, however, that, prior to the full performance of such indemnification obligations and to the extent reasonably required to preserve the rights of the Indemnifying Party to subrogation, the Indemnifying Party shall be permitted to take any action so required to preserve such subrogation rights.


     5.9. Seller's Representative.


     (a) Zeev May shall be constituted and appointed as agent ("Seller's Representative") for and on behalf of the Seller and the Parent Shareholders to give and receive notices and communications, to authorize the Escrow Agent to deliver funds out of escrow to the Purchaser, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to indemnification claims, and to take all actions necessary or appropriate in the judgment of the Seller's Representative for the accomplishment of the foregoing. Such agency may be changed from time to time upon not less than five days' prior written notice from the Seller or, if the Seller has been liquidated, from any three Parent Shareholders, to the Purchaser. Notices or communications to or from the Seller's Representative shall constitute notice to or from the Seller.

     (b) The Seller's Representative shall have reasonable access to information about the Company and the assistance of the Seller and the Purchaser for purposes of performing his duties and exercising his rights hereunder, provided that the Seller's Representative shall treat confidentially and not disclose to anyone (other than the Seller and the Parent Shareholders) any priorietory nonpublic information obtained from the Purchaser after the Closing to the extent such proprietory information belongs to, and relates to the conduct of the business of, the Company; provided, however, that the Seller's Representative may disclose such proprietary information: (i) on a need to know basis to individuals who agree, in writing, to treat such information as confidential, and (ii) as required by law or regulation.


     (c) A decision, act, consent or instruction of the Seller's Representative shall constitute a decision of the Seller or the Parent Shareholders and shall be final, binding and conclusive upon the Seller and the Purchaser, and the Escrow Agent may rely upon any written instruction of the Seller's Representative as being the decision, act, consent or instruction of the Seller. The Purchaser is hereby relieved from any liability to any person for any acts done by it in accordance with such written instructions of the Seller's Representative.


                                   ARTICLE VI

            CONDITIONS TO OBLIGATIONS OF THE PURCHASER AND THE SELLER


               The obligations of the Purchaser and the Seller to consummate the stock purchase contemplated by this Agreement on the Closing Date shall be subject to the satisfaction of the following condition, except to the extent such condition is waived in writing by the Purchaser and the Seller:

     6.1. Government Approvals. All requisite governmental approvals and authorizations necessary for the consummation of the stock purchase contemplated hereby shall have been duly issued or granted, except where the failure to obtain such approvals and authorizations would not have a Material Adverse Effect on the Purchaser. No unfavorable governmental decree or court order shall exist that would prevent the consummation of the stock purchase contemplated by this Agreement.


                                   ARTICLE VII

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

          The obligation of Purchaser to consummate the stock purchase contemplated by this Agreement on the Closing Date shall be subject to the following conditions, except to the extent such conditions are waived by the Purchaser in writing:

     7.1. Representations and Warranties; Performance. The representations and warranties of the Seller set forth in this Agreement (excluding any representation or warranty that refers specifically to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date) shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date (i) any inaccuracies that, in the aggregate, do not have a Material Adverse Effect on the Company shall be disregarded, (ii) any inaccuracy that results from or relates to general business, economic or industry conditions shall be disregarded, and (iii) any inaccuracy that results from or relates to the taking of any action contemplated or permitted by this Agreement or the announcement or pendency of the transactions contemplated by this Agreement shall be disregarded). The Seller and the Company shall have each performed and complied in all material respects with all agreements or covenants required by this Agreement to be performed or complied with by such parties prior to or at the Closing (except where the failure to have performed or complied with such agreements would not have a Material Adverse Effect on the Purchaser or the Company).


     7.2. Amendments to Employment Agreements. Each of the Individual Parent Shareholders shall have entered into an amendment to his Employment Agreement with the Company substantially in the form set forth on Exhibit 7.2 hereto.


     7.3. Opinion of Counsel. The Purchaser shall have received an opinion of Advocate, Zeev May, counsel to the Company and the Seller, in substantially the form of Exhibit 7.3 hereto.


     7.4. Approvals. The following approvals, orders or permits shall have been received in form and substance reasonably satisfactory to the Purchaser:


          (a) Israel Chief Scientist. Approval of the Chief Scientist for change in control of the Company; and

          (b) Israel Investment Center. Approval of the Investment Center for change in control of the Company.

     7.5. Escrow Agreement. The Escrow Agent, the Seller's Representative and the Seller shall have executed and delivered the Escrow Agreement.

     7.6. Seller's Agreement. The Seller and each of the Parent Shareholders shall have executed and delivered to the Purchaser the Seller's Agreement.

     7.7. Parent Shareholders Indemnity Agreement. Each of the Parent Shareholders shall have executed and delivered to the Purchaser a Parent Shareholders Indemnity Agreement substantially in the form set forth on Exhibit
7.7 hereto (the "Parent Shareholders Agreement").

     7.8. No Litigation. No material action or proceeding by any governmental authority in the United States or the State of Israel that challenges the stock purchase contemplated by this Agreement shall be pending against the Purchaser or the Company.

     7.9. Change in Condition. Since the date of this Agreement, there shall not be any change in the Company's financial condition or results of operations which has had or would reasonably be expected to have a Material Adverse Effect on the Company; provided, however, that any change that results from or relates to general business, economic or industry conditions, the taking of any action contemplated or permitted by this Agreement or the announcement or pendency of the transactions contemplated by this Agreement shall not be taken into account in determining whether there has been or would reasonably be expected to be a "Material Adverse Effect" on the Company.

     7.10. Resignations. All directors of the Company and its Subsidiaries and Holdings shall have executed and delivered to the Purchaser resignations as directors.


                                   ARTICLE VIII

                     CONDITIONS TO OBLIGATIONS OF THE SELLER


         The obligations of the Seller to consummate the stock purchase contemplated by this Agreement on the Closing Date shall be subject to the following conditions, except to the extent such conditions are waived by the Seller in writing:


     8.1. Representations and Warranties; Performance. The representations and warranties of the Purchaser set forth in this Agreement (excluding any representation or warranty that refers specifically to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date) shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date (i) any inaccuracy that does not have a Material Adverse Effect on the Purchaser shall be disregarded, (ii) any inaccuracy that results from or relates to general business, economic or industry conditions shall be disregarded, and (iii) any inaccuracy that results from or relates to the taking of any action contemplated or permitted by this Agreement or the announcement or pendency of the transactions contemplated by this Agreement shall be disregarded). The Purchaser shall have performed and complied in all material respects with all agreements or covenants required by this Agreement to be performed or complied with by it prior to or at the Closing. Without limitation of the foregoing, the Seller shall have received the cash amount referred to in
Section 1.4(b)(ii)(A) hereof and the shares of Purchaser Common Stock referred to in Section 1.4(b)(ii)(B) hereof, and the Escrow Agent shall have received the shares of Purchaser Common Stock referred to in Section 1.4(b)(ii)(C) hereof.


     8.2. Opinion of Counsel. The Seller shall have received an opinion of Morrison & Foerster LLP, counsel to the Purchaser, in substantially the form of
Exhibit 8.2 hereto.

     8.3. Approvals. The following approvals, orders and permits shall have been received in form and substance reasonably satisfactory to the Company:


          (a) Bank of Israel. Bank of Israel permit (i) for the Seller to exchange the Transferred Company Shares and Holdings Shares for shares of Purchaser Common Stock and to hold shares of Purchaser Common Stock, and (ii) for the Seller and the Parent Shareholders to deposit in a foreign currency deposit account ("PAMACH") the consideration received from the sale of shares of Purchaser Common Stock;


          (b) Israel Chief Scientist. Approval of the Chief Scientist for the change in control of the Company; and

          (c) Israel Investment Center. Approval of the Investment Center for the change in control of the Company.

     8.4. Escrow Agreement. The Escrow Agent and the Purchaser shall have executed and delivered to the Seller and the Seller's Representative the Escrow Agreement.

     8.5. Seller's Agreement. The Purchaser shall have executed and delivered to the Seller and the Parent Shareholders the Seller's Agreement.


     8.6. No Litigation. No material action or proceeding by any governmental authority in the United States or the State of Israel that challenges the stock purchase contemplated by this Agreement shall be pending against the Seller, the Company or any of the Parent Shareholders.

     8.7. Change in Condition. Since the date of this Agreement, there shall not be any change in the Purchaser's financial condition or results of operations which has had or would reasonably be expected to have a Material Adverse Effect on the Purchaser; provided, however, that any change that results from or relates to general business, economic or industry conditions, the taking of any action contemplated or permitted by this Agreement or the announcement or pendency of the transactions contemplated by this Agreement shall not be taken into account in determining whether there has been or would reasonably be expected to be a "Material Adverse Effect" on the Purchaser.



                                   ARTICLE IX

                                FEES AND EXPENSES


     9.1. Expenses. Each of the Company, the Purchaser and the Seller shall bear its own expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement; provided, however, that if the Closing takes place, (i) the Purchaser shall pay $1,701,230 of any such expenses payable by the Company to Hambrecht & Quist LLC and payable to the Seller's U.S. attorneys, (ii) the Company shall pay $200,000 of other transaction expenses of the Seller and/or the Company, and (iii) the Seller shall pay all remaining transaction expenses of the Company.



                                    ARTICLE X

                                   TERMINATION

     10.1. Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated at any time before the Closing Date, as follows, and in no other manner:

          (a) by written consent of the Purchaser, the Company and the Seller;

          (b) by the Purchaser, the Company or the Seller if the Closing shall not have occurred on or before 5:00 p.m., Tel Aviv Time, on September 9, 1997; provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Closing to have occurred by such time;


          (c) by the Purchaser, if (i) there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Seller such that the conditions set forth in Section 7.1 hereof could not be satisfied, and (ii) such breach has not been cured within thirty
(30) days after the delivery to the Seller by the Purchaser of written notice of such breach; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to the Purchaser if the Purchaser shall have materially breached this Agreement;


          (d) by the Company or the Seller if (i) there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Purchaser such that the conditions set forth in
Section 8.1 hereof could not be satisfied, and (ii) such breach has not been cured within thirty (30) days after the delivery to the Purchaser by the Seller of written notice of such breach; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to the Company or the Seller if the Company or the Seller shall have materially breached this Agreement; or


          (e) by the Purchaser, the Company or the Seller if (i) there shall be a final, non-appealable order or temporary order (which temporary order shall only provide a basis for termination if not reversed, vacated or otherwise expired prior to September 9, 1997) of any court in effect preventing consummation of the transaction, or (ii) there shall be any action taken after the date of this Agreement, or any statute, rule, regulation or order enacted, promulgated or issued by any governmental entity and reasonably determined, after the date of this Agreement, to be applicable to the stock purchase herein contemplated which would make such stock purchase illegal.


     10.2. Effect of Termination. In the event of a termination of this Agreement by any party pursuant to Section 10.1, this Agreement shall become void and have no effect, and there shall be no obligations or liability on the part of any party or their respective officers and directors, except (a) Article XI hereof shall survive the termination of this Agreement and (b) nothing herein shall relieve any party from liability for any willful breach of this Agreement or any representation or warranty contained herein. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, which shall survive any termination of this Agreement in accordance with its terms.



                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1.    Time of the Essence.  Time is of the essence of this Agreement.

     11.2. Entire Agreement. This Agreement and the other written agreements contemplated or described herein contain the entire agreement of the parties hereto, and supersede any prior written or oral agreements between them concerning the subject matter contained herein and therein. There are no representations, agreements, arrangements or understandings, oral or written, between the parties to this Agreement and such other written agreements, relating to the subject matter contained in this Agreement and in such other written agreements, which are not fully expressed herein and therein.


     11.3. Press Releases and Public Announcements. None of the Company, the Seller and the Purchaser shall issue any press release or make any public announcement concerning the matters set forth in this Agreement (other than as required by applicable disclosure rules or regulations of any governmental body) without the consent of the other party. If any party hereto is required by disclosure rules or regulations to issue a press release or make a public announcement concerning the matters set forth in this Agreement, such party shall provide notice to the other parties of such rule or regulation and shall consult with such other parties prior to issuing such press release or making such public announcement. The Company, the Seller and the Purchaser will cooperate to jointly prepare and issue any press release which may be issued to announce the signing of this Agreement and/or the Closing of the transaction contemplated by this Agreement.

     11.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     11.5.  Descriptive  Headings.  The  Article  and  Section  headings in this
Agreement are for convenience only and shall not affect the meanings or construction of any provision of this Agreement.

     11.6. Notices. Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given (a) when delivered in person, (b) three business days after delivery to an "overnight" courier, (c) 24 hours after delivery by facsimile transmission (to the extent receipt of such facsimile is evidenced by a transmission report or other reasonable evidence of the successful and accurate transmission of such notice), in each case addressed as follows:

         If to the Purchaser:      Cylink Corporation
`                                  910 Hermosa Court
                                   Sunnyvale, California 94086
                                   Attention:     Robert F. Fougner
                                   Fax: (408) 774-4952

         With a copy to:           Morrison & Foerster LLP
                                   755 Page Mill Road
                                   Palo Alto, California  94304-1018
                                   Attention:   Michael C. Phillips

                                   Fax: (650) 494-0792

         With a further copy to:   I. Fischer & Co.
                                   3 Daniel Frisch Street
                                   Tel Aviv, Israel
                                   Attention: Ezra Katzen
                                   Fax: 972-3-525-0141


         And if to the Seller:     A.R. Data Security Ltd.
                                   c/o Algorithmic Research Ltd.
                                   15 Gush Etzion Street
                                   Givat Shmuel, Israel
                                   Attention: Yossi Tulpan
                                   Fax: 972-3-532-2650


         With a copy to:           Cooley Godward LLP
                                   Five Palo Alto Square
                                   3000 El Camino Real
                                   Palo Alto, California 94306
                                   Attention: Richard E. Climan
                                              Keith A. Flaum
                                   Fax: (650) 857-0663

         With a further copy to:   Shinar, Shachor, Weissberger
                                   5 Beit Hillel St., 3rd Floor
                                   Tel Aviv 67017, Israel
                                   Attention: Doron Shinar
                                   Fax: 972-3-562-1905


or to such other address or addresses as a party shall have previously designated by notice to the sender given in accordance with this Section.


     11.7. Choice of Law; Arbitration. This Agreement shall be construed in accordance with and governed by the laws of the State of California, except insofar as Israeli corporate laws, securities laws or tax laws apply to the Company, its Israeli Subsidiaries, the Seller, their governance, and issuance of securities. Any dispute arising out of or relating to this Agreement shall be resolved through binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The venue for such arbitration proceedings shall be London, England. The arbitrator's fees and other related expenses of any arbitation (such as transcript fees) shall be borne by the Seller and the Purchaser in such proportions as shall be determined by the arbitrator, or if there is no such determination, such fees and other related expenses shall be borne equally by the Seller and the Purchaser. The resolution of a dispute by the arbitrator shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof. The arbitrator shall have the authority to make an award of actual compensatory damages incurred by a party in connection with a dispute, but shall have no right to grant special, punitive or exemplary damages or indirect or consequential damages or to grant any form of equitable relief.

     11.8. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except that the provisions of Sections 4.9 and 4.11 hereof and
Article V hereof are intended to confer rights and remedies on the persons referred to therein.

     11.9. Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party without the prior written consent of the other parties and any attempted assignment without such consent shall be void; provided, however, that this Agreement may be assigned by the Purchaser to an affiliate of the Purchaser which shall have been formed for the purpose of consummating the transactions contemplated hereby, but no such assignment shall relieve the Purchaser of any of its obligations under this Agreement.

     11.10. Waiver and Amendment. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The parties may, by mutual agreement in writing, amend this Agreement in any respect without the consent or approval of any other person (including any other beneficiary of any rights or remedies under this Agreement).

     11.11 Attorneys' Fees. In the event of any action or proceeding to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' and experts' fees and costs, in addition to such other relief as may be granted.

     11.12. Knowledge. For purposes of this Agreement, any reference to the "knowledge" of the Purchaser shall mean the actual knowledge of Fernand Sarrat, John V. Kalb or Robert B. Fougner of (i) an actual inaccuracy in any warranty or representation of the Purchaser that is subject to a "knowledge" qualification, or (ii) facts or circumstances that would reasonably be expected to constitute or to have given rise to an inaccuracy in any such warranty or representation. For purposes of this Agreement, any reference to the "knowledge" of the Company shall mean the actual knowledge of Amos Fiat, Yossi Tulpan or Yossi Cohen of (i) an actual inaccuracy in any warranty or representation of the Company that is subject to a "knowledge" qualification, or (ii) facts or circumstances that would reasonably be expected to constitute or to have given rise to an inaccuracy in any such warranty or representation.

     11.13. Other Definitions. "Material Adverse Effect," when used in connection with the Company, means any effect that is materially adverse to the business or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that (i) any adverse effect that results from or relates to general business, economic or industry conditions shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a "Material Adverse Effect" on or with respect to the Company, and
(ii) any adverse effect that results from or relates to the taking of any action contemplated or permitted by this Agreement or the announcement or pendency of the transactions contemplated by this Agreement shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a

"Material Adverse Effect" on or with respect to the Company. "Material Adverse Effect," when used in connection with the Purchaser, means any effect that is materially adverse to the business or financial condition of the Purchaser and the Purchaser Subsidiaries, taken as a whole; provided, however, that (i) any adverse effect that results from or relates to general business, economic or industry conditions shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a "Material Adverse Effect" on or with respect to the Purchaser, and (ii) any adverse effect that results from or relates to the taking of any action contemplated or permitted by this Agreement or the announcement or pendency of the transactions contemplated by this Agreement shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a "Material Adverse Effect" on or with respect to the Purchaser . An "agreement," "arrangement," "contract," "commitment," "plan," "understanding," or "undertaking" when used in this Agreement shall mean a legally binding, written or oral agreement, arrangement, contract, commitment, plan, purchase order, understanding or undertaking, as the case may be.

     11.14. No Implied Representations. The Purchaser and the Seller acknowledge that, except as expressly provided in Articles II and III hereof, and except as expressly provided in any agreement executed and delivered by a party hereto to any other party hereto pursuant to this Agreement, none of the parties has made or is making any representations or warranties whatsoever, implied or otherwise. Without limiting the generality of the foregoing, none of the parties has made or is making any representations or warranties with respect to any information or documents made available by a party or its representatives to another party or its representatives, except as expressly covered by a representation or warranty in Articles II or III hereof or in any other agreement executed and delivered by a party to another party pursuant to this Agreement.

     11.15. Liquidation of the Seller. The Purchaser acknowledges and agrees that nothing contained in this Agreement or in any document delivered in connection with the transactions contemplated hereby shall be construed or shall operate to prevent the Seller from dissolving, winding up, liquidating or terminating its existence at any time after the Closing. Notwithstanding anything to the contrary contained in this Agreement, in the event of the dissolution or liquidation of the Seller, the Parent Shareholders and their successors and assigns shall succeed to, and shall be entitled to exercise and enforce, all of the rights of the Seller under this Agreement and the other documents delivered in connection with the transactions contemplated hereby. The Parent Shareholders will, as a condition to such dissolution and liquidation, be bound by Sections 1.2(b), 4.7, 4.13, 9.1, 11.3, 11.6, and 11.7 of this Agreement as, and only to the extent, provided in Section 10 of the Parent Shareholders Agreement.

     11.16. Post-Closing Access. At all times after the Closing Date, the Purchaser shall give the Seller and the Seller's Representative reasonable access to the books and records of the Company and its Subsidiaries (to the extent such books and records relate to the period prior to the Closing Date), and the Purchaser shall cause such books and records to be retained for a period of at least seven years following the Closing.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                       PURCHASER:

                       Cylink Corporation


                       By: /s/ John V. Kalb, Jr.
                           ---------------------------------
                               John V. Kalb, Jr.
                               Vice President, Strategy and Development

                       THE COMPANY:

                       Algorithmic Research Ltd.

                       By: /s/ Yossi Tulpan
                           ---------------------------------
                               Yossi Tulpan
                               Chief Executive Officer

                       By: /s/ Yossi Cohen
                           ---------------------------------
                               Yossi Cohen
                               Chief Operating Officer



                       THE SELLER:

                       A.R. Data Security Ltd.

                       By: /s/ Yossi Tulpan
                           ---------------------------------
                               Yossi Tulpan
                               Director

                       By: /s/ Yossi Cohen
                           ---------------------------------
                               Yossi Cohen
                               Director

                       By: /s/ Amos Fiat
                           ---------------------------------
                               Amos Fiat
                               Director

                       By: /s/ Oded Koritshoner
                           ---------------------------------
                               Oded Koritshoner
                               Director

                       By: /s/ Zohar Tal
                           ---------------------------------
                               Zohar Tal
                               Director

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